Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 2001, into UAL'  s previously filed Form S-8 and Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-38613), and Form S-8 Registration Statement (File No. 333-63185) for the United Air Lines, Inc. Management and Salaried Employees'   401(k) Retirement Savings Plan.

/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois

May 15, 2002